Exhibit 99.1

Astrotech Corporation
401 Congress, Suite 1650
Austin, Texas
512.485.9530
fax: 512.485.9531
www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Highlights

•	Net income of $20.9 million (attributable to Astrotech Corporation), or $1.04 per diluted share for the year to date fiscal 2015.

•	Recognized year-to-date EBITDA of $21.9 million from continuing operations, which includes a gain from the sale of our former ASO business.

•	Astrotech initiated a $5 million share repurchase program. Through the end of calendar year 2014, we repurchased $0.4 million of Astrotech stock.

•	Astrotech recruited leading industry executive Bob Kibler to be CEO of 1st Detect.

•	1st Detect released a key new product, the iONTRAC, to the petrochemical industry.

Austin, Texas, February 17, 2015 – Astrotech Corporation (NASDAQ: ASTC), a leader in commercializing space technology and chemical detection technologies for use in the research, security, industrial, process flow and healthcare markets, today announced financial results for its second quarter ended December 31, 2014.

“This was an important transition quarter for Astrotech Corporation as we prepared for 1st Detect’s evolution from a research and development organization to one that will be focused on commercialization of its technology," said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “With ample resources provided by the sale of Astrotech Space Operations (ASO), we have attracted the premier talent necessary to take 1st Detect to the next level. In addition, we are actively seeking acquisitions to complement our 1st Detect technology or technology companies that are positioned to be dominant in their respective industries.”

Second Quarter Results

The Company posted second quarter fiscal year 2015 net loss of ($2.4) million, or ($0.12) per diluted share, compared with a second quarter fiscal year 2014 net loss of ($2.6) million or ($0.13) per diluted share. It also posted year to date fiscal year 2015 net income of $20.9 million, or $1.04 per diluted share, which was primarily the result of a $25.6 million gain ($23.7 million after-tax) related to the sale of our former ASO business to Lockheed Martin, compared with a second quarter year to date fiscal year 2014 net loss of ($1.3) million or ($0.07) per diluted share.

Financial Position and Liquidity

Working capital was $41.5 million as of December 31, 2014, which primarily consisted of $42.4 million in cash and cash equivalents, short-term investments, and a working capital receivable held in escrow of $0.6 million related to the sale of our former ASO business. Additionally, the Company continues to record a receivable of $6.1 million for an amount held in escrow related to the sale, which is not included in working capital. The Company believes it will fully realize $0.6 million in February 2015 and the remaining $6.1 million held in escrow in February 2016.

 About Astrotech Corporation

Astrotech is a leader in identifying and commercializing space technology for terrestrial use. 1st Detect Corporation is developing a breakthrough miniaturized mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development. Both are wholly owned subsidiaries of the parent.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, our ability to successfully develop our remaining Spacetech business unit, our ability to develop and integrate our miniaturized mass spectrometer, the MMS-1000™, product performance, market acceptance of products and services, and our ability to identify, execute and integrate potential acquisitions, as well as other risk factors and business considerations. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eric Stober

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$4	$82	$324	$82
Cost of revenue	4	—	281	—
Gross profit	—	82	43	82
Operating expenses:
Selling, general and administrative	2,012	2,023	3,972	3,575
Research and development	984	350	1,676	1,156
Total operating expenses	2,996	2,373	5,648	4,731
Loss from operations	(2,996)	(2,291)	(5,605)	(4,649)
Other income (expense), net	24	(1)	36	11
Loss from continuing operations before income taxes	(2,972)	(2,292)	(5,569)	(4,638)
Income tax benefit	734	557	2,059	1,730
Loss from continuing operations	(2,238)	(1,735)	(3,510)	(2,908)
Discontinued operations
Income (loss) from operations of ASO business (including gain from sale of $25.6 million)	—	(475)	26,933	2,877
Income tax expense	(184)	(564)	(2,562)	(1,736)
Income (loss) on discontinued operations	(184)	(1,039)	24,371	1,141
Net (loss) income	(2,422)	(2,774)	20,861	(1,767)
Less: Net loss attributable to noncontrolling interest*	—	(220)	—	(466)
Net (loss) income attributable to Astrotech Corporation	$(2,422)	$(2,554)	$20,861	$(1,301)

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(2,238)	$(1,515)	$(3,510)	$(2,442)
Income (loss) from discontinued operations, net of tax	(184)	(1,039)	24,371	1,141
Net (loss) income attributable to Astrotech Corporation	$(2,422)	$(2,554)	$20,861	$(1,301)

Weighted average common shares outstanding:
Basic and diluted	19,637	19,479	19,593	19,476

Basic and diluted net income (loss) per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.11)	$(0.08)	$(0.20)	$(0.13)
Net income (loss) from discontinued operations	(0.01)	(0.05)	1.24	0. 06
Net (loss) income attributable to Astrotech Corporation	$(0.12)	$(0.13)	$1.04	$(0.07)

*	Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the September 30, 2014 10-Q filed with the Securities and Exchange Commission for further detail.

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2014	June 30, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$6,790	$3,831
Short-term investments	35,580	—
Accounts receivable, net of allowance	55	59
Prepaid expenses and other current assets	993	389
Discontinued operations – current assets	—	1,405
Total current assets	43,418	5,684
Property and equipment, net	1,154	1,211
Indemnity receivable	6,100	—
Discontinued operations – net of current assets	—	33,887
Total assets	$50,672	$40,782

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$300	$996
Accrued liabilities and other	1,201	1,753
Income tax payable	448	—
Discontinued operations – current liabilities	—	7,344
Total current liabilities	1,949	10,093
Other liabilities	127	152
Discontinued operations – net of current liabilities	—	237
Total liabilities	2,076	10,482

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 authorized shares, no issued and outstanding shares, at December 31, 2014 and June 30, 2014	—	—
Common stock, no par value, 75,000,000 shares authorized; 20,013,787 and 19,856,454 shares issued at December 31, 2014 and June 30, 2014	184,089	183,866
Treasury stock, 470,460 shares at cost	(641)	(237)
Additional paid-in capital	1,088	1,671
Accumulated deficit	(135,940)	(156,800)
Noncontrolling interest	—	1,800
Total stockholders’ equity	48,596	30,300
Total liabilities and stockholders’ equity	$50,672	$40,782

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ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization

 (In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
EBITDA	$(2,886)	$(2,122)	$21,884	$(454)
Depreciation & amortization	86	581	457	1,176
Interest expense	—	65	63	131
Income tax benefit	(550)	6	503	6
Net Income (loss)	(2,422)	(2,774)	20,861	(1,767)
Less: Net loss attributable to NCI	—	(220)	—	(466)
Net loss attributable to ASTC	$(2,422)	(2,554)	20,861	(1,301)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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